Exhibit 99
[LOGO]	News Release
FOR IMMEDIATE RELEASE	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
CONTACT:	Barbara E. Briick (630) 875-7459 www.firstmidwest.com
TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP DECLARES SECOND QUARTER DIVIDEND

ITASCA, IL, MAY 22, 2002 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced the declaration of a quarterly cash dividend on its common stock of $0.17 per share. The new quarterly cash dividend will be payable July 23, 2002 to shareholders of record on June 28, 2002 and represents the 78th consecutive quarterly dividend distribution dating from the Company's formation in 1983.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through 70 offices located in more than 40 communities primarily in northern Illinois.

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